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                                                                           EXHIBIT 11


                               ORION CAPITAL CORPORATION
                        COMPUTATION OF EARNINGS PER COMMON SHARE
                                      (UNAUDITED)

                    (000s omitted - except for per common share data)

                                               Three months ended   Nine months ended
                                                  September 30,       September 30,
                                               ------------------   -----------------
                                                  1996     1995        1996     1995
                                                  ----     ----        ----     ----
Computation of weighted average number of
  common and equivalent shares outstanding:

 PRIMARY -

  Weighted average number of shares
    outstanding .............................    13,664   14,071      13,714   14,069
  Dilutive effect of stock options and
    stock awards ............................       187      149         185      131
                                                -------  -------     -------  -------
  Weighted average number of common and
    equivalent shares .......................    13,851   14,220      13,899   14,200
                                                =======  =======     =======  =======
Net earnings attributable to common
  stockholders ..............................   $24,361  $17,257     $62,821  $50,368
                                                =======  =======     =======  =======
Net earnings per common share ...............   $  1.76  $  1.21     $  4.52  $  3.55
                                                =======  =======     =======  =======

 FULLY DILUTED

  Weighted average number of shares
    outstanding .............................    13,664   14,071      13,714   14,069

  Dilutive effect of stock options and
    stock awards ............................       194      163         194      139
                                                -------  -------     -------  -------
  Weighted average number of common and
    equivalent shares .......................    13,858   14,234      13,908   14,208
                                                =======  =======     =======  =======
Net earnings attributable to common
  stockholders ..............................   $24,361  $17,257     $62,821  $50,368
                                                =======  =======     =======  =======
Net earnings per common share ...............   $  1.76  $  1.21     $  4.52  $  3.55
                                                =======  =======     =======  =======

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